Exhibit 99.1

Windtree Therapeutics Announces Pricing of $20.0 Million Public Offering and Uplisting to the Nasdaq Capital Market

WARRINGTON, PA – May 20, 2020 – Windtree Therapeutics, Inc. (NasdaqCM: WINT), a biotechnology and medical device company focused on developing drug product candidates and medical device technologies to address acute cardiovascular and pulmonary diseases, today announced the pricing of its public offering of 2,758,620 units at a price to the public of $7.25 per unit. Each unit issued in the offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $7.975 per share. The warrants are exercisable for five years from the date of issuance. The common stock and warrants will be immediately separable from the units and will be issued separately. Windtree expects to receive gross proceeds of $20 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

Windtree also announced that, in connection with the offering, its common stock has been approved for listing on the Nasdaq Capital Market and will begin trading on the Nasdaq Capital Market under the symbol “WINT” on May 20, 2020.

Windtree has granted the underwriters a 45-day option to purchase up to 413,793 additional shares of common stock, and/or warrants to purchase up to 413,793 additional shares of common stock, or any combination thereof, to cover over-allotments, if any. The offering is expected to close on May 22, 2020, subject to customary closing conditions.

Windtree intends to use the net proceeds from this offering primarily to advance (i) the study of KL4 surfactant to treat COVID-19 related lung injury; (ii) istaroxime phase 2 start-up activities; (iii) clinical development of AEROSURF® for respiratory distress syndrome; (iv) pre-clinical studies of Windtree’s oral SERCA2a activators to facilitate business development opportunities; and (v) for working capital, and/or general corporate purposes.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager for the offering. National Securities Corporation is acting as the lead manager for the offering.

The offering is being conducted pursuant to Windtree’s registration statement on Form S-1 (File No. 333-236085) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC") on May 19, 2020. A prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Ladenburg Thalmann & Co. Inc., Attn: Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172, or by email at prospectus@ladenburg.com, or by calling (212) 409-2000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Windtree Therapeutics

Windtree Therapeutics, Inc. is a clinical-stage, biopharmaceutical and medical device company focused on the development of novel therapeutics intended to address significant unmet medical needs in important acute care markets. Windtree has three lead clinical development programs spanning respiratory and cardiovascular disease states, including istaroxime, a novel, dual-acting agent being developed to improve cardiac function in patients with acute heart failure and cardiogenic shock; AEROSURF®, an innovative combination drug/device product candidate that is designed to deliver the Company's proprietary synthetic, peptide-containing surfactant noninvasively to premature infants with respiratory distress syndrome (RDS); and rostafuroxin, a novel precision drug product being developed to target hypertensive patients with certain genetic profiles in the important group of patients with resistant hypertension. Windtree also has multiple pre-clinical programs, including potential heart failure therapies delivered orally that are based on SERCA2a mechanism of action.

For more information, please visit the Company's website at www.windtreetx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include statements regarding the completion of the proposed offering and the expected amount and intended use of the net proceeds from the offering. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are based on information available to the Company as of the date of this press release and are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. You should not place undue reliance on these forward-looking statements. Examples of such risks and uncertainties include: risks and uncertainties associated with the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the company’s clinical trials or disruption in supply chain; the success and advancement of the clinical development programs for istaroxime, AEROSURF® and the Company’s other product candidates; the Company’s ability to secure significant additional capital as and when needed; the Company’s ability to access the debt or equity markets; the Company’s ability to manage costs and execute on its operational and budget plans; the results, cost and timing of the Company’s clinical development programs, including any delays to such clinical trials relating to enrollment or site initiation; risks related to technology transfers to contract manufacturers and manufacturing development activities; delays encountered by the Company, contract manufacturers or suppliers in manufacturing drug products, drug substances, aerosol delivery systems (ADS) and other materials on a timely basis and in sufficient amounts; risks relating to rigorous regulatory requirements, including that: (i) the FDA or other regulatory authorities may not agree with the Company on matters raised during regulatory reviews, may require significant additional activities, or may not accept or may withhold or delay consideration of applications, or may not approve or may limit approval of the Company’s product candidates, and (ii) changes in the national or international political and regulatory environment may make it more difficult to gain regulatory approvals and risks related to the Company’s efforts to maintain and protect the patents and licenses related to its product candidates; risks related to the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; and the rate and degree of market acceptance of the Company’s product candidates, if approved. These and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact Information:

John Tattory

Senior Vice President and Chief Financial Officer

215.488.9418 or jtattory@windtreetx.com